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                                                                    EXHIBIT 10.1

                         MANAGEMENT CONTINUITY AGREEMENT


                  THIS AGREEMENT, dated as of ________________, is made by and between Cooper Industries, Inc., an Ohio corporation (the "Company"), and _________________ (the "Executive").

                  WHEREAS, the Company is a significant subsidiary of Cooper Industries, Ltd., a Bermuda corporation ("Cooper") and Executive is employed by the Company in a key management position; and

                  WHEREAS, the Executive is an officer of Cooper; and

                  WHEREAS, Cooper considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel of the Company; and

                  WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of Cooper and its shareholders; and

                  WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control; and

                  WHEREAS, Cooper will derive substantial direct and indirect benefit from this Agreement as the Company's parent and desires to guaranty the company's obligations hereunder in order to induce the Executive to enter into this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Cooper, the Company and the Executive hereby agree as follows:

                  1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in Section 17 hereof.

                  2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 2003; provided, however, that commencing on January 1, 2004 and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than twenty-four (24) months beyond the month in which such Change in Control occurred. Notwithstanding any other provision hereof, (a) the Term shall expire upon any termination of the Executive's employment prior to a Potential Change in Control and (b) the Term shall expire (and for purposes of the application of the provisions of the Agreement, shall be deemed to have expired) on the date (or scheduled date, as the case may be) of the Executive's Retirement.

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                  3. Company's Covenants Summarized. In order to induce the
Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section
9.1 hereof, no Severance Payments shall be payable under this Agreement unless there has been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

                  4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive intends to remain in the employ of the Company until there occurs a Change in Control.

                  5. Compensation Other Than Severance Payments.

                  5.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

                  5.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination (without giving effect to any reduction in base salary, which reduction constitutes an event of Good Reason) or, if higher, the rate in effect immediately prior to the Change in Control, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination (without giving effect to any reduction in compensation or benefits, which reduction constitutes an event of Good Reason) or, if more favorable to the Executive, as in effect immediately prior to the Change in Control.

                  5.3 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination (without giving effect to any adverse change in such plans, programs and arrangements, which adverse change constitutes an event of Good Reason) or, if more favorable to the Executive, as in effect immediately prior to the Change in Control.

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                  6. Severance Payments.

                  6.1 Subject to Section 6.2 hereof, if (i) the Executive's employment is terminated following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death, Disability or Retirement, or (C) by the Executive without Good Reason, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 ("Severance Payments") and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause after the occurrence of a Potential Change in Control and prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control or (ii) the Executive terminates his employment for Good Reason after the occurrence of a Potential Change in Control and prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person.

                  (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to _____________ [three in the case of the Chief Executive Officer, Chief Operating Officer and Senior and Executive Vice Presidents and two in the case of other key executives] (or, if less, the number of full and partial years between the Date of Termination and the Executive's scheduled date of Retirement) times the sum of (i) the Executive's base salary as in effect immediately prior to the Date of Termination (without giving effect to any reduction in base salary, which reduction constitutes an event of Good Reason) or, if higher, in effect immediately prior to the Change in Control, and (ii) the higher of (A) the average annual bonus earned by the Executive pursuant to the annual bonus or incentive plan maintained by the Company in respect of the three fiscal years ending immediately prior to the fiscal year in which occurs the Date of Termination (without giving effect to any reduction in bonus caused by an adverse change in the Executive's bonus plan participation, which adverse constitutes an event of Good Reason) or, if higher, immediately prior to the fiscal year in which occurs the Change in Control or (B) the Executive's target annual bonus for the fiscal year in which occurs the Date of Termination (without giving effect to any reduction in bonus caused by an adverse change in the Executive's bonus plan participation, which adverse change constitutes an event of Good Reason) or, if higher, the fiscal year in which occurs the Change in Control.

                  (B) For the ______________ [thirty-six in the case of the Chief Executive Officer, Chief Operating Officer and Senior and Executive Vice Presidents and twenty-four in the case of other key executives] month period (or, if less, the number of months between the Date of Termination and the Executive's scheduled date of Retirement) immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents with life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination (without giving effect to any reduction in benefits, which reduction constitutes an event of Good Reason) or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the Change in Control, at no greater cost to the Executive than the cost to the Executive immediately prior to such date; provided, however, that, unless the Executive consents to a different method (after taking into account the effect of such method on

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the calculation of "parachute payments" pursuant to Section 6.2 hereof), such health insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Executive pursuant to this Section 6.1 (B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the ______________ [thirty-six in the case of the Chief Executive Officer, Chief Operating Officer and Senior and Executive Vice Presidents and twenty-four in the case of other key executives] (or, if less, the number of months between the Date of Termination and the Executive's scheduled date of Retirement) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, the date on which the Change in Control occurs. If the Severance Payments shall be decreased pursuant to Section 6.2 hereof, and the Section 6.1(B) benefits which remain payable after the application of Section 6.2 hereof are thereafter reduced pursuant to the immediately preceding sentence, the Company shall, no later than five (5) business days following such reduction, pay to the Executive the least of (a) the amount of the decrease made in the Severance Payments pursuant to
Section 6.2 hereof, (b) the amount of the subsequent reduction in these Section 6.1(B) benefits, or (c) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

                  In the event the Executive receives health insurance benefits during the _______________ [thirty-six in the case of the Chief Executive Officer, Chief Operating Officer and Senior and Executive Vice Presidents and twenty-four in the case of other key executives]-month period following the Date of Termination pursuant to the foregoing provisions of this Section 6.1(B), the Executive and his or her dependents shall continue to be eligible for health insurance benefits for up to an additional sixty (60) months, provided however, that no benefits will be provided (i) if health insurance benefits are available to the Executive through another employer during such period, or (ii) after the insured individual reaches age 65. Such health insurance benefits shall be substantially similar to, and have no greater cost to the Executive than those in effect for the [NUMBER]-month period following the Date of Termination.

                  (C) Notwithstanding any provision of any annual incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the product of (i) the target bonus to which the Executive would have been entitled under the Company's annual incentive plan in respect of the year in which the Date of Termination occurs and (ii) a fraction, the numerator of which shall be the number of months (including fractions thereof) from the first day of the fiscal year during which the Date of Termination occurs to the Date of Termination, and the denominator of which shall be twelve (12); provided, however, that if the Date of Termination occurs during the same year as the Change in Control, the payment under this Section 6.1(C) shall be offset by any payments received under the Company's annual incentive plan in connection with such Change in Control.

                  (D) In addition to the retirement benefits to which the Executive is entitled under each Pension Plan or any successor plan thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the sum of
(i) the pay related credits the Executive would have accrued under the Salaried Employees' Retirement Plan of Cooper Industries, Inc. and the Cooper Industries, Inc., Supplemental Excess Defined Benefit Plan; and (ii) the Company-Matching Contributions the Executive would have accrued under the Cooper Industries, Inc., Savings and Stock Ownership Plan and the Cooper Industries, Inc., Supplemental Excess Defined Contribution Plan (the plans referred to in subsections (i) and (ii) hereof, "The Plans"),

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 in each case, during the ______________ [thirty-six in the case of the Chief
Executive Officer, Chief Operating Officer and Senior and Executive Vice Presidents and twenty-four in the case of other key executives] month (or, if less, the number of months between the Date of Termination and the Executive's scheduled date of Retirement) period immediately following the Executive's Date of Termination based upon: (1) the terms and provisions of The Plans as in effect immediately prior to the Change in Control; (2) the lump sum payment set forth in Section 6.1(A) hereof, which lump sum shall be deemed to have been earned ratably over such period; and (3) the assumption that the Executive was making the maximum allowable pre-tax contributions under The Plans during such period.

                  (E) The Company shall provide the Executive with outplacement services suitable to the Executive's position for a period of one year or, if earlier, until the first acceptance by the Executive of an offer of employment.

                  (F) Cooper shall continue to maintain officers' indemnification insurance for the Executive for a period of five years following the Date of Termination, the terms and conditions of which shall be no less favorable than the terms and conditions of the officers' indemnification insurance maintained by Cooper for the Executive immediately prior to the date on which the Change in Control occurs.

                  6.2 (A) Whether or not the Executive becomes entitled to the Severance Payments, if any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") will be subject (in whole or part) to the Excise Tax, then, subject to the provisions of subsection (B) of this Section 6.2, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 6.2), net of the maximum reduction in federal income tax which could be obtained from deduction of such state and local taxes.

                  (B) In the event that the amount of the Total Payments does not exceed 110% of the largest amount that would result in no portion of the Total Payments being subject to the Excise Tax (the "Safe Harbor"), then subsection (A) of this Section 6.2 shall not apply and the noncash Severance Payments shall first be reduced (if necessary, to zero), and the cash Severance Benefits shall thereafter be reduced (if necessary, to zero) so that the amount of the Total Payments is equal to the Safe Harbor; provided, however, that the Executive may elect to have the cash Severance Payments reduced (or eliminated) prior to any reduction of the noncash Severance Payments.

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                  (C) For purposes of determining whether any of the Total
Payments will be subject to the Excise Tax and the amount of such Excise Tax,
(i) all of the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, unless in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, Cooper's independent auditor (the "Auditor"), such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. Prior to the payment date set forth in Section 6.3 hereof, the Company shall provide the Executive with its calculation of the amounts referred to in this
Section 6.2(C) and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations. If the Executive disputes the Company's calculations (in whole or in part), the reasonable opinion of Tax Counsel with respect to the matter in dispute shall prevail.

                  (D) In the event that (i) amounts are paid to the Executive pursuant to subsection (A) of this Section 6.2, (ii) the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, and (iii) after giving effect to such redetermination, the Severance Payments are to be reduced pursuant to subsection
(B) of this Section 6.2, the Executive shall repay to the Company, within five
(5) business days following the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive), to the extent that such repayment results in (i) no portion of the Total Payments being subject to the Excise Tax and (ii) a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that (x) the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment) and (y) after giving effect to such redetermination, the Severance Payments should not have been reduced pursuant to subsection (B) of this Section 6.2, the Company shall make an additional Gross-Up Payment in respect of such excess and in respect of any portion of the Excise Tax with respect to which the Company had not previously made a Gross-Up Payment (plus any interest, penalties or additions payable by the Executive with respect to such excess and such portion) within five (5) business days following the time that the amount of such excess is finally determined.

                  6.3 The payments provided in subsections (A), (C) and (D) of
Section 6.1 hereof and in Section 6.2 hereof shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments, and the limitations on such payments set forth in
Section 6.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good

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faith by the Executive or, in the case of payments under Section 6.2 hereof, in accordance with Section 6.2 hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder [or on all such payments to the extent the Company fails to make such payments when due] at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

                  6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written request(s) for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

                  7. Termination Procedures and Compensation During Dispute.

                  7.1 Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from either Cooper or the Company to the Executive (or in the case of a termination for Good Reason, from the Executive to the Company) in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or
(ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

                  7.2 Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and
(ii) if the

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Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by Cooper or the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

                  7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, that the Date of Termination shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

                  7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

                  8. No Mitigation. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section
7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

                  9. Successors; Binding Agreement.

                  9.1 In addition to any obligations imposed by law upon any successor to Cooper or the Company, Cooper or the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Cooper or the Company as the case may be, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Cooper or the Company would be required to perform it if no such succession had taken place. Failure of Cooper or the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company

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in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                  10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to Cooper or the Company, to the addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                           To the Company:

                           Cooper Industries, Inc.
                           P.O. Box 4446
                           Houston, Texas 77210-4446
                           Attention:  Senior Vice President, Human Resources

                           To Cooper:

                           Cooper Industries, Ltd.
                           P.O. Box 4446
                           Houston, Texas 77210-4446
                           Attention:  General Counsel

                  11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and authorized officers of Cooper and the Company. No waiver by any party hereto at any time of any breach by another party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by any party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any agreement setting forth the terms and conditions of the Executive's employment with the Company only in the event that the Executive's employment with the Company is terminated on or following a Change in Control by the Company other than for Cause or by the Executive for Good Reason. The validity,

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interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be reduced to the extent necessary so that the Company may satisfy any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of Cooper, the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

                  12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  14. Settlement of Disputes; Arbitration.

                  14.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied.

                  14.2 Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Houston, Texas in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  15. Termination of Prior Management Continuity Agreement. This Agreement supercedes any Management Continuity Agreement previously executed by the Company and the Executive and any such previous agreement is terminated effective as of the date hereof.

                  16. Guarantee by Cooper. Cooper, as direct obligor and not merely as a surety, absolutely and unconditionally guarantees the punctual payment, performance and observance of each and every covenant, agreement, duty or any other obligation of the Company under or arising out of this Agreement (collectively, the "Guaranteed Obligations"). This is an irrevocable and continuing guarantee of payment and performance and not merely a guarantee of collection and shall remain in full force and effect until the Guaranteed Obligations have been

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

satisfied, paid and performed in full. Cooper waives any right to require that an Executive proceed against any other person or entity or asset liable on or securing the Guaranteed Obligations or pursue or exhaust any other remedy whatsoever. To the fullest extent permitted by applicable law, Cooper further waives any legal or equitable defense to the enforceability of its obligations hereunder, and agrees that its obligations shall be absolute and unconditional and shall not be affected or discharged by any circumstance, act or event whatsoever (including without limitation the insolvency, voluntary or involuntary bankruptcy, liquidation, dissolution, winding up, merger, consolidation or reorganization of the Company), except payment and performance in full of the Guaranteed Obligations.

                  17. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                  (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                  (B) "Auditor" shall have the meaning set forth in Section 6.2 hereof.

                  (C) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

                  (D) "Beneficial Owner" shall have the meaning set forth in Rule 13d3 under the Exchange Act.

                  (E) "Board" shall mean the Board of Directors of Cooper Industries, Ltd.

                  (F) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

                  (G) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                           (I) any Person is or becomes the Beneficial Owner,
                  directly or indirectly, of securities of Cooper (not including in the securities beneficially owned by such Person any securities acquired directly from Cooper or its Affiliates) representing 25% or more of the combined voting power of Cooper's then outstanding securities (other than Cooper's Class B Common Shares), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                           (II) the following individuals cease for any reason
                  to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Cooper) whose appointment or election by the Board or nomination for election by Cooper's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                           (III) there is consummated a merger or consolidation
                  of Cooper or any direct or indirect subsidiary of Cooper with any other corporation, other than (i) a merger or consolidation which results in the directors of Cooper immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of Cooper, the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of Cooper (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Cooper (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Cooper or its Affiliates) representing 25% or more of the combined voting power of Cooper's then outstanding securities (other than Cooper's Class B Common shares); or

                           (IV) the shareholders of Cooper approve a plan of
                  complete liquidation or dissolution of Cooper or there is consummated an agreement for the sale or disposition by Cooper of all or substantially all of Cooper's assets, other than a sale or disposition by Cooper of all or substantially all of Cooper's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of Cooper in substantially the same proportions as their ownership of Cooper immediately prior to such sale.

                  (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (I) "Company" shall mean Cooper Industries, Inc. and, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  (J) "Cooper" shall mean Cooper Industries, Ltd., a Bermuda corporation and, except in determining under Section 17(G) hereof whether any change in Control has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

                  (K) "Date of Termination" shall have the meaning set forth in
Section 7.2 hereof.

                  (L) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty
(30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                  (M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (N) "Excise Tax" shall mean any excise tax imposed under
section 4999 of the Code.

                  (O) "Executive" shall mean the individual named in the first paragraph of this Agreement.

                  (P) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 6.1 hereof (treating all references in paragraphs (I) through (VII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by Cooper or the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                           (I) the assignment to the Executive of any duties
                  inconsistent with the Executive's status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities or reporting relationship from those in effect immediately prior to the Change in Control;

                           (II) a reduction by the Company in the Executive's
                  annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                           (III) the relocation of the Executive's principal
                  place of employment to a location which increases the Executive's one-way commuting distance by more than 50 miles or the Company's requiring the Executive to be based anywhere other than the Executive's principal place of employment immediately prior to the Change in Control (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control;

                           (IV) the failure by the Company to pay to the
                  Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due, unless paid by Cooper pursuant to Section 16 of this Agreement;

                           (V) the failure by the Company to continue in effect
                  any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Stock Incentive Plan, the Amended and Restated Management Annual Incentive Plan and the Management Incentive Compensation Deferral Plan or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

                           (VI) the failure by the Company to continue to
                  provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

                           (VII) any purported termination of the Executive's
                  employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; or

                           (VIII) any failure of Cooper or the Company to obtain
                  assumption of this Agreements, as set forth in Section 9.1 hereof.

                  For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

                  (Q) "Gross-Up Payment" shall have the meaning set forth in
Section 6.2 hereof.

                  (R) "Notice of Termination" shall have the meaning set forth in Section 7.1 hereof.

                  (S) "Pension Plan" shall mean any tax-qualified, supplemental or excess benefit pension plan maintained by the Company and any other plan or agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits.


                  (T) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Cooper or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Cooper in substantially the same proportions as their ownership of Cooper stock or (v) any individual, entity or group whose ownership of Cooper securities is reported on
Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported).

                  (U) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                           (I) Cooper enters into an agreement, the consummation
                  of which would result in the occurrence of a Change in Control;

                           (II) Cooper or any Person publicly announces an
                  intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                           (III) any Person becomes the Beneficial Owner,
                  directly or indirectly, of securities of Cooper representing 15% or more of either the then outstanding Class A Common Shares of Cooper or the combined voting power of Cooper's then outstanding securities other than Cooper's Class B Common Shares (not including in the securities beneficially owned by such Person any securities acquired directly from Cooper or its Affiliates); or

                           (I) the Board adopts a resolution to the effect that,
                  for purposes of this Agreement, a Potential Change in Control has occurred.

                  (V) "Retirement" shall mean the termination of the Executive's employment in accordance with the Company's mandatory retirement policy as in effect immediately prior to the Change in Control.

                  (W) "Severance Payments" shall have the meaning set forth in
Section 6.1 hereof.

                  (X) "Tax Counsel" shall have the meaning set forth in Section
6.2 hereof.

                  (Y) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

                  (Z) "Total Payments" shall mean those payments so described in
Section 6.2 hereof.


COOPER INDUSTRIES, LTD                       COOPER INDUSTRIES, INC.



By:                                          By:
   --------------------------------             --------------------------------
Name:  H. John Riley, Jr.                    Name:  David R. Sheil
Title: Chairman, President and               Title: Senior Vice President,
       Chief Executive Officer                      Human Resources





                                             -----------------------------------
                                             EXECUTIVE

                                             Address:

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